UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 13, 2014

American Apparel, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (213) 488-0226
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2014 American Apparel, Inc. (the “Company”) and Glenn A. Weinman Executive Vice President, General Counsel and Secretary of the Company, entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”) pursuant to which Mr. Weinman resigned from his positions at the Company effective May 16, 2014 (the “Separation Date”).

In addition, the Separation Agreement provides, that Mr. Weinman will receive among other things from the Company (i) continued payment of his annual base salary at the rate of $413,712 per annum, minus applicable payroll taxes and withholdings, payable over the course of the twelve-month period immediately following the Separation Date in accordance with the Company’s usual payroll practices (ii) a targeted bonus for fiscal 2014 of $310,284 minus applicable payroll taxes and withholdings, payable at the same time and in the same manner as bonuses are paid to participants in the applicable bonus plan, but in no event later than March 31, 2015, (iii) a targeted bonus for the period of January 1, 2015 through May 15, 2015 of $114,763 payable at the same time and in the same manner as bonuses are paid to participants in the applicable bonus plan, but in no event later than March 31, 2016, and (iv) continued participation in the Company’s medical, dental and insurance plans and arrangements, on the same terms and conditions as are in effect immediately prior to the Separation Date, for up to twelve months following the Separation Date.  In addition, all equity awards previously granted to Mr. Weinman by the Company shall be exercisable as provided in the applicable award agreement for a termination without Cause as defined in his Employment Agreement.  The Separation Agreement also contains undertakings by Mr. Weinman relating to the protection of the Company’s confidential information, and the agreement provides mutual releases by Mr. Weinman and the Company and contains other standard provisions. The above description of the Separation Agreement is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1	Separation Agreement and General Release of All Claims, dated May 16, 2014 by and between Glenn A. Weinman and American Apparel, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated:	May 13, 2014	By:	/s/ John Luttrell
			Name:	John Luttrell
			Title:	Chief Financial Officer